SUBLEASE AGREEMENT

This Sublease agreement is made as of the 1st day of February, 2016 by and between FAB Universal Corp. (“FAB”) and Liberated Syndication Inc. (“Libsyn) with regard to the following.

RECITALS:

A.

FAB is the tenant under a lease agreement at 5001 Baum Blvd.  (“Building”) for Suite 770, consisting of approximately 3,100 rentable square feet on the Seventh (7th) floor of the Building.

B.

FAB currently leases office space in the building on a month-to-month basis.

AGREEMENT:

1.

Term

a.

Libsyn agrees to sublease the office space for Suite 770 on the 7th floor of the Building, until Libsyn provides a 30 day written notice of termination of this sublease.  The sublease shall commence on February 1, 2016.

2.

Rent

a.

Libsyn shall pay $4,667 a month during the Term of this Sublease.

FAB UNIVERSAL CORP.

By:	/s/ Christopher Spencer
Name:	Christopher Spencer
Title:	President and CEO

Liberated Syndication Inc.

By:	/s/ Christopher Spencer
Name:	Christopher Spencer
Title: President and CEO